                                                                      Exhibit 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


To the Board of Directors of
Gen-Net Lease Income Trust, Inc.


We hereby consent to the inclusion in the Registration Statement under the Securities Act of 1933 and Investment Company Act of 1940 on Form S-11 of our report dated January 10, 2002, on our audit of the financial statements of Gen-Net Lease Income Trust, Inc., as of December 31, 2001, and for the year ended December 31, 2001, and the unaudited reports as of April 30, 2002 and the four months ended April 30, 2002 which are included in the Registration Statement. We further consent to the reference to our firm under the caption "Experts" in both the Prospectus and Part II of the Registration Statement.



                                        /s/ Zwick & Steinberger, P.L.L.C.
                                        ----------------------------------------
                                        Zwick & Steinberger, P.L.L.C.






Southfield, Michigan
July 23, 2002